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                                                                    Exhibit 23.2







                        CONSENT OF INDEPENDENT AUDITORS
                   OF WELLMAN INTERNATIONAL AND SUBSIDIARIES


We consent to the reference of our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Wellman, Inc. dated 30 July 1998 relating to the registration of US $400,000,000 maximum aggregate offering price of Debt Securities, Common Stock and/or Warrants and to the incorporation by reference therein of our audit report dated 29 January 1998, with respect to the consolidated financial statements of Wellman International Limited and Subsidiaries referred to in the Annual Report (Form 10-K) for Wellman, Inc. for the year ended 31 December 1997, filed with the Securities and Exchange Commission.



/s/ KPMG                                                       25 September 1998
---------------------                                          Dublin, Ireland
KPMG
Chartered Accountants